AMENDMENT TO
CAPITAL SECURITIES GUARANTEE AGREEMENT

THIS AMENDMENT is made as of this 31st day of March, 2021 (the “Effective Date”), by and between Air T, Inc., a Delaware corporation (the “Guarantor”), and Delaware Trust Company, a Delaware chartered trust company, as trustee (the “Capital Guarantee Trustee”), for the benefit of the Holders from time to time of the Capital Securities of Air T Funding, a Delaware statutory trust (“Air T Funding”) pursuant to an Amended and Restated Trust Agreement (as amended to date, the “Trust Agreement”) dated as of June 10, 2019 among the trustees of Air T Funding named therein and the Guarantor, as sponsor. Capitalized terms which are not otherwise defined herein shall have the meaning given to such terms in the Trust Agreement.
WHEREAS, pursuant to the Trust Agreement, Air T Funding has issued certain of its Capital Securities, and pursuant to the Capital Securities Guarantee Agreement dated June 10, 2019 (the “Guarantee Agreement”) the Guarantor has irrevocably and unconditionally agreed, to the extent set forth in the Guarantee Agreement, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined in the Guarantee Agreement) and to make certain other payments on the terms and conditions set forth in the Guarantee Agreement;

WHEREAS, on March 3, 2021, the Trust Agreement was amended to increase the authorized amount of Capital Securities to 4,000,000 shares, $25.00 stated value per share, (a total authorized amount of $100,000,000 in stated value of Capital Securities); and

WHEREAS, a majority in interest of the outstanding Capital Securities has approved this Amendment to the Guarantee Agreement (this “Amendment”), and the Guarantor is willing to agree and confirm that the obligations of the Guarantor under the Guarantee Agreement shall extend to any and all amounts of the authorized Capital Securities up to the entire $100,000,000 in stated value.
NOW, THEREFORE, in consideration of the possible purchase by new or existing Holders of additional Capital Securities that may be issued by Air T Funding, which purchases the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the such Holders.
AMENDMENT
1.    As of the Effective Date, the term “Capital Securities,” as used in the Guarantee Agreement, shall be defined so as to include any Capital Securities that are issued and outstanding up to the total authorized amount of 4,000,000 shares, $25.00 stated value per share (as adjusted for a one-for-ten reverse split that was effective on January 14, 2020), with a total authorized amount of $100,000,000 in stated value of Capital Securities.
2.    Except as expressly set forth herein, the Guarantee Agreement shall remain in full force and effect.
[Signature Page follows]

[Signature Page to Amendment to Capital Securities Guarantee Agreement]

THIS AMENDMENT is executed as of the day and year first above written.

AIR T, INC.,
as Guarantor

By:/s/ Brian Ochocki
Name:     Brian Ochocki_______________
Title:    _Chief Financial Officer_______

DELAWARE TRUST COMPANY,
As Capital Guarantee Trustee

By:/s/ Thomas Musarra
Name: Thomas Musarra
Title: Vice President

4843-8101-1936, v. 1